                              NET LEASE AGREEMENT

         THIS LEASE entered into this 1th day of September, 1992, by and between NATIONWIDE LIFE INSURANCE COMPANY (hereinafter referred to as Lessor), and BIOSTAR, INC. (hereinafter referred to as Lessee).

                                  WITNESSETH:

I.       PREMISES

         Lessor hereby leases to Lessee and Lessee hereby leases from Lessor upon the terms and conditions as hereinafter set forth those certain premises (hereinafter referred to as "Premises"), with all appurtenances thereto situated in the County of Boulder and the State of Colorado, and more specifically described as follows:

                 6655 Lookout Road
                 Boulder, CO 80301

II.      TERM OF LEASE

         The term of this Lease shall extend from twelve o'clock noon on the 1st day of November, 1992, until twelve o'clock noon on the 1st day of May, 1998, unless terminated sooner as hereinafter provided.

III.     RENTAL

         Lessee hereby agrees to pay to Lessor for the full term hereof the sum of - See Additional Provisions, Paragraph XXXII, Rental Schedule - payable in equal monthly installments of _______________ ($_____) in advance on the first day of each month during said term without demand at the offices of said Lessor located at c/o Irwin & Hendrick, Ltd., 2299 Pearl Street, Suite 400, Boulder, Colorado 80302 (or at such other place as Lessor may designate in writing from time to time) without any set off or deduction whatsoever. Receipt is hereby acknowledged of the sum of $0 for rental from the commencement date through - N/A -. Said payments shall be in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If said payment is not received at Lessor's office by the 10th of each month or on the first business day after a weekend where the 10th is a Saturday or Sunday, a late fee of $500.00 will be charged by Lessor. If the term herein commences on a day other than the first day of a calendar month, then the Lessee shall pay to the Lessor the rental for the number of days in that month during which the Lease is in effect, with a similar adjustment being made at the termination of this Lease.

IV.      OPTION TO RENEW

         Lessee shall have the option to extend the term of this Lease for two additional terms, each for a period of sixty additional months following expiration of the initial term or the extended term, as the case may be. Tenant shall give notice of exercise of its option to Landlord


                                     1.

at least three (3) months, but not more than six (6) months, before expiration of the initial term or the extended term, as the case may be.

         If Tenant is in default on the date of giving notice of exercise of option or on the date any extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the then existing initial term or extended term. Such extended term shall be on the terms and conditions of this Lease, except for the base rent provided herein. Base rent shall be the mutually agreed on market rate at that time, not to exceed $23,080.63 per month plus the Consumer Price Index increase for the prior sixty-six (66) months of this lease.

V.       SECURITY DEPOSIT

         The Lessee, concurrently with the execution of this Lease, has deposited with the Lessor and will keep on deposit at all times during the term of the Lease, the sum of $23,000.00, the receipt of which is hereby acknowledged as security for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term of this Lease, the Lessee shall be in default in the performance of any of the provisions of this Lease, the Lessor shall have the right to use the said deposit, or as much thereof as the Lessor may deem necessary to cure, correct or remedy any such defaults; and the Lessee, upon notification thereof, shall forthwith pay to the Lessor any and all such expenditure or expenditures so that the lessor will at all times have the full amount of said deposit as security. This security deposit and application thereof shall not be considered as liquidated damages in the event of breach but only as an application toward actual damages. Upon the termination of this Lease in any manner, if the Lessee be not then in default, the above deposit or so much thereof as has not been lawfully expended by the Lessor, shall be returned to the Lessee, without interest. In case of sale of Premises by the Lessor, the deposit currently held by Lessor shall be transferred to the new Landlord and Lessor shall have no further liability to Lessee for same.

VI.      USE OF PREMISES

         Lessee shall have the right to use and occupy the premises for Office, R&D, Light Manufacturing. Any other use shall be permitted only with the prior written consent of the Lessor. The Lessee covenants throughout the term of this Lease, at Lessee's sole cost and expense, to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof including but not limited to the Americans with Disabilities Act and all rules promulgated pursuant thereto.

VII.     PAYMENT OF TAXES; COMMON AREA EXPENSES; AND INSURANCE

         The Lessee covenants and agrees to pay, or cause to be paid, before any fine, penalty, interest or cost may be added thereto, all license and franchise taxes of the Lessee, all personal property taxes, water rents, sewer rents and charges levied and other governmental charges (which are hereinafter referred to as "Taxes") which are assessed, imposed or become a lien upon the Premises or the contents, or become payable during the term of this Lease. Any such Taxes falling due during the year of commencement or termination of the term of this Lease shall


                                     2.

be apportioned between the Lessor and Lessee as of the date of said commencement or termination.

         All expenses, including real estate taxes, common area maintenance and building insurance as each relates to the Premises shall be estimated and billed on a monthly basis with an annual adjustment being made to make up any difference between the estimated and actual expenses. An itemized statement of will be provided.

VIII.    INSURANCE

         Insurance shall be provided for in the following manner:

         1. Lessor shall obtain and bill Lessee for fire and extended coverage insurance covering the Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage," vandalism, malicious mischief, special extended perils, (all risk) and sprinkler leakage, together with an endorsement reflecting that rental loss insurance is in force, in an amount equal to the replacement value of the premises provided that such amounts are sufficient to prevent Lessor or Lessee from becoming a co-insure under the terms of the applicable policies.

         2. Lessee shall carry and pay for comprehensive public liability insurance including property damage and Workman's Compensation insurance, insuring Lessor and Lessee against liability for injury to persons or property occurring in or about the Premises leased by Lessee or arising out of the ownership, maintenance, use occupancy thereof. The liability under such insurance shall not be less than $500,000.00 for any one person injured or killed and not less than $1,000,000.00 for any one accident and not less than $100,000.00 for personal property damage per accident.

         All insurance required by virtue of this paragraph shall be written with an insurance company licensed to do business within the State of Colorado and with an insurance company approved by the Lessor (which approval shall not be unreasonably withheld). The Lessee shall provide the Lessor with the original insurance policies or a Certificate of Insurance (with proof of payment of premium therefore) which shall provide that the insuring company shall give notice in writing to the Lessor 30 days prior to cancellation, expiration, or modification of such insurance for any reason whatsoever. Any proceeds shall provide by endorsement that any loss shall be payable to Lessor.

         The Lessor and Lessee mutually release each other and waive all claims from any all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible to the extent that such loss or damage is covered by insurance or is required to be covered by Insurance under the terms of this lease.





                                       3.

IX.      UTILITIES

         Lessee shall promptly pay all deposits and charges for water, heating, gas, electricity and other public utilities used on the Premises. If Lessee shall fail to pay any utilities as required above, Lessor may, at its option, pay such utilities (without affecting any other remedy available to the Lessor) on account of Lessee and the same shall be deemed to be owed as additional rental hereunder and shall be due on the date payment is made by Lessor.

X.       NET LEASE

         Subject to Additional Provisions #2 and #3, the Lessee has inspected the Premises and accepts the same in their present condition. This Lease is intended to be a pure net Lease to the Lessor except for real estate taxes, hazard insurance, maintenance and governmental capital improvements required, who shall have no obligation of any kind, unless otherwise, stipulated, to make any expenditures upon the Premises. It is intended that the Lessee shall throughout the term of this Lease, at its own costs and expense, put, keep and maintain the Premises in good, substantial and sufficient condition, repair and order, including but not limited to floors, walls, landscaping, parking and lighting thereon or adjoining or in front of the demised Premises and all connections with the street, water, electric, gas mains and sewers and air conditioning and heating apparatus, boilers and machinery and such other fixtures used in connection with the operation of the Premises, including glass and any replacements made by the Lessee. Lessee covenants that it will not permit, commit or suffer waste, impairment or deterioration of the Premises or the improvements thereon or any part thereof, reasonable wear and tear excepted. Landlord shall be responsible for the maintenance of the structural walls and the roof of the property.

XI.      ASSIGNMENTS AND SUBLETTING

         Neither this Lease nor any interest herein may be assigned by the Lessee, voluntarily or involuntarily, by operation of law or otherwise, and neither all nor any part of the Premises shall be subleased by the Lessee without the written consent of the Lessor first obtained; however, Lessor agrees not to withhold its consent unreasonably for Lessee to assign this Lease or sublet the Premises. Any consent to assignment or subletting given by the Lessor shall not constitute a waiver of the necessity for such consent to a subsequent assignment or subletting. Notwithstanding any assignment or sublease, Lessee shall remain fully liable under the terms and conditions of this Lease and shall not be released from performing any of the terms, covenants and conditions. Any sublease or assignee shall specifically be responsible for (in addition to the Lessee) all payments, conditions, covenants and agreements in this Lease.

XI.      LIABILITY OF LANDLORD

         Lessor, its employees and agents shall not be liable to Lessee, any invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Article), including without limitation the following: repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Lessor,





                                       4.

Lessee or any other person or entity of elevators or heating, cooling, electrical, sewerage, or plumbing or mechanical equipment or apparatus; termination of this Lease by reason of mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises from water, rain, ice, snow or other cause that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Premises. If any condition exists which may be the basis of a claim of constructive eviction, then Lessee shall give Lessor written notice thereof and a reasonable opportunity to correct such condition, and in the interim Lessee shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Lessee in or about the Premises shall be at the sole risk of Lessee, and Lessor shall not in any manner be responsible therefor. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Lessee for any physical injury to any natural person caused by Lessor's negligence to the extent such injury is not covered by insurance (a) carried by Lessee or such person, or (b) required by this Lease to be carried by Lessee.

         Lessee shall reimburse Lessor for, and shall indemnify, defend upon request and hold Lessor, its employees and agents harmless from and against, all costs, damages, claims liabilities, expenses (including attorney's fees), losses and court costs suffered by or claimed against Lessor, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Lessee or any invitee, (c) any breach of Lessee's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the term of this Lease.

         If any Landlord hereunder transfers the Building or such Landlord's interest therein, then such Landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Lessee shall attorn to such transferee and, within five (5) days after such transferee's request, shall execute, acknowledge and deliver any document submitted to Lessee confirming such attornment.

         Lessee shall not have the right to offset or deduct any amount allegedly owed to Lessee pursuant to any claim against Lessor for any rent or other sum payable to Lessor. Lessee's sole remedy for recovering upon such claim shall be to institute an independent action against Lessor.

         If Lessee or any invitee is awarded a money judgment against Lessor, then recourse for satisfaction of such judgment shall be limited to execution against Lessor's estate and interest in the Building in which the premises are located. No other asset of Lessor, any employee, director or officer of Lessor or any other person or entity shall be available to satisfy such judgment, nor shall Lessor, any employee, director or officer of Lessor or another person or entity have personal liability for satisfaction of any such claim or judgment.

         The provisions of this Article XII shall survive termination of this Lease.

XIII.    OCCUPATIONAL SAFETY AND HEALTH ACT

         Lessee shall fully comply with the Occupational Safety and Health Act of 1970 (chapter XVII, Title XIX of the United States Code) (OSHA) or applicable state statute adopted pursuant





                                       5.

to OSHA. It shall be Lessee's obligation to fully comply with the provisions and standards as contained in said Act, and the Lessee shall hold Lessor harmless from any obligations or responsibilities, if any, created under said OSHA or applicable state statute.

XIV.     MAINTENANCE AND ALTERATIONS TO PREMISES

         The Lessee shall have the right to make changes or alterations to the building on the Premises; provided, however, that any such changes or alterations shall be made in all cases subject to the following conditions, which Lessee agrees to observe and perform:

         1. No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the building on the Premises.

         2. No change or alteration shall be made involving an expenditure in excess of $5,000.00 without the written consent of the Lessor.

         3. No change or alteration shall be undertaken until Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

         4. All work done in connection with any change or alteration shall be done in a good workmanlike manner and in compliance with the building and zoning laws, and with other laws, ordinances, order, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, boards and officers thereof, including, but not limited to, local and state building codes and the Americans with Disabilities Act.

         5. At all times when any change or alteration is in progress, there shall be maintained at Lessee's expense Workmen's Compensation insurance in accordance with law governing all persons employed in connection with the change or alteration builders risk insurance and general liability insurance for the mutual benefit of the Lessor and Lessee, expressly covering the additional hazards due to the change or alteration.

         It is understood that no one shall have any lien or claim against the Lessor his interest in the Premises on account of any such improvement or alteration for work done or supplies furnished at the insistence of the Lessee. Prior to the construction of any improvements, the repair or restoration of any improvements, or any work to be done upon the Premises which shall exceed $5,000.00, the Lessee shall furnish evidence of ability to pay for the work which is to be performed at the Premises, and shall prepare and deliver to Lessor for Lessor's signature, the notice of the fact that Lessor's interest is not subject to liens as described in Section 38-22-105 (2) C.R.S. 1973.

XV.      CONDEMNATION

         1. COMPLETE TAKING. If, during the term of this Lease, or any extension hereof, the whole or substantially all of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date of vesting of title of the Premises or delivery of possession, whichever event shall first occur, pursuant to such proceeding.
For the purpose of this Article XIV "substantially all of the Premises" shall be deemed to have taken if a





                                       6.

taking under any such proceeding shall involve such an area, whether the area be improved with building or be utilized for parking area or for other use, that Lessee cannot reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding.

         2. PARTIAL TAKING. If, during the term of this Lease, or any extension hereof, less than the whole or less than substantially all of the Premises shall be taken in any such proceeding, this Lease shall not terminate. The rent thereafter due and payable by Lessee shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the Premises. Lessor shall, from the proceeds of the condemnation, restore the Premises for the use of the Lessee.

         3. AWARD. All awards, damages and other compensation paid by such authority on account of any condemnation shall belong to Lessor, and Lessee assigns to Lessor all rights to such awards, damages and compensation. Lessee shall not make any claim against the condemning authority for any portion of such award, damages or compensation attributable to damage to leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Lessee from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Lessee's expense and for relocation expenses, provided that such claim is stated separately from any award to Lessor and provided further that such claim shall in no way diminish the award, damages, or compensation otherwise payable to Lessor in connection with such condemnation.

XVI.     DESTRUCTION OF PREMISES

         In the event the premises are damaged or rendered wholly or partially unusable by fire, flood, windstorm, explosion or any other casualty, then the rights and obligations of the parties shall be as follows:

         If Lessor does not terminate the lease, Lessor shall promptly repair or replace the damaged premises, and if reasonably possible the repair or replacement shall be completed within 120 days from date of the damage. In the event the repairs or replacements are not completed, within 120 days, the Lessee may terminate the lease. Rent shall not be abated unless more than 30 percent of the interior floor space in the Premises is rendered untenantable and the total repairs are not completed in 30 days, in which event there shall be an abatement of rent in proportion to the portion of the interior floor space rendered untenantable. In no event shall there be an abatement of rent if the damage is caused by any casualty on the Premises as a result of acts or omissions of the Lessee.

         The parties recognize that the Lessee on most occasions will be storing valuable materials and equipment within the premises. In the event the Premises are so damaged by such casualty that Lessee's property would be endangered by exposure to the elements, and in the further event that Lessee desires to complete emergency repairs and the restoration of any alterations to the Premises occasioned by emergency repairs shall also be borne by the Lessee. Lessor shall have no obligation to make such emergency repairs nor any liability for damage directly or indirectly caused to Lessee's property by such casualty. If the damage to the Premises or the building are so extensive that Lessor determines, in his reasonable judgement, not to rebuild the Premises,





                                       7.

then Lessor may terminate this Lease by sending written notice to Lessee within thirty (30) days from the date of casualty.

XVII.    DEFAULT PROVISIONS

         The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

         1. The Lessee failing to pay the rent herein reserved or the Lessee failing to make any other payments required to be made by Lessee when due, where such failure shall continue for a period of five (5) days.

         2. The Lessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for thirty (30) days after written notice by Landlord.

         3.      The Lessee abandoning the Premises.

         4. The Lessee being adjudicated as bankrupt or insolvent or the Lessee filing in any court a petition in bankruptcy or for reorganization or for the adoption of any arrangements under the Bankruptcy Act (as now or in the future amended) or the filing of any involuntary bankruptcy against the Lessee (unless said involuntary bankruptcy is terminated within thirty (30) days from the date of said filing), or the Lessee filing in any court for the appointment of a receiver or trustee for all or a portion of the Lessee's property or there being appointed, unless said receiver or trustee is terminated within thirty
(30) days form the date of said appointment.

         5. The Lessee making any general assignment or general arrangement of its property for the benefit of its creditors.

         In the event of an occurrence of default as set forth above, the Lessor shall have the right to:

         (1) Terminate this Lease and end the term hereof by giving to Lessee written notice of such termination, in which event Lessor shall be entitled to recover from Lessee the amount of rent reserved in the Lease for the then balance of the term.

         (2) Without resuming possession of the Premises or terminating this Lease to sue monthly for and recover all rents, other required payments due under this Lease and other sums including damages and legal fees at any time and from time to time accruing hereunder.

         (3) Upon notice, re-enter and take possession of the Premises or any part thereof and repossess the same as of Lessor's former real estate and expel the Lessee and those claiming through or under the Lessee and remove the effects of both or either (forcibly if necessary) without being deemed guilty in any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant, in which event Lessor may from time to time without terminating this Lease relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the Premises, and such re-entry or taking





                                       8.

possession of the Premises by Lessor shall not be construed as an election of Lessor's part to terminate this Lease unless a written notice of termination be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of Lessor's election to proceed under this subparagraph 3, then such repossession shall not relieve Lessee of its obligation and liability under this Lease, all of which shall survive such repossession, and Lessee shall pay to Lessor as current liquidated damages the basic rental and additional rental or other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any reletting of the Premises after deducting all of Lessor's expenses in connection with such reletting, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration costs to the premises as Lessor deems appropriate and expenses of preparation for such reletting.
Lessee shall pay such current damages to Lessor on the days on which the basic rent would have been payable hereunder if possession had not been retaken and Lessor shall be entitled to receive the same from Lessee on each such day.

XVIII.   INTEREST ON PAST DUE OBLIGATIONS

         Any amount due to Lessor not paid when due shall bear interest at the rate of two percent (2%) per month from the date due; provided, however, that any such payments of interest shall not excuse or correct any default by the Lessee under this Lease.

XIX.     HOLD OVER

         In the event the Lessee remains in possession of the Premises or any part thereof subsequent to the expiration of the term thereof and such holding over shall be with the consent of the Lessor, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month-to-month only, at a rental which is twice the rental existing at the end of the term hereof and, further, such possession shall be subject to all of the other terms and conditions of this Lease.

XX.      SUBORDINATION AND ESTOPPEL LETTER

         This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter may affect the Premises, and Lessee will execute and deliver upon demand of Lessor any and all instruments desired by Lessor subordinating this Lease in the manner requested by Lessor to any new or existing mortgage deed of trust. Further, Lessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults, if any, are claimed.

XXI.     SURRENDER OF PREMISES

         Upon the expiration or termination of the term of this Lease, Lessee shall peaceably and quietly leave and surrender the Premises in as good condition as they are now, ordinary wear and





                                       9.

tear excepted. Lessee shall surrender and deliver up the building and Premises broom-clean and free of Lessee's property. Provided the Lessee is not in default, it shall have the right to remove all of its fixtures, equipment, machinery and other personal property, provided that upon such removal the Premises are delivered in the same condition as existed at the time of commencement of this Lease. Further, in the event the Lessee does not remove any of its own fixtures, equipment, personal property or any additions or alterations made to the Premises during the term of this Lease, the Lessor may, at its option, require the Lessee to remove any such improvements, alterations, fixtures and equipment and restore the Premises to the conditions as existed at the commencement of the Lease, or retain the same.

XXII.    NOTICES

         All notices, demands and requests required to be given by either party to the other shall be in writing. All notices, demands and requests shall either be hand delivered or shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below or at such other addresses as the parties may designate in writing delivered pursuant to the provisions hereof. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or three (3) days subsequent to the date that said notice was deposited with the United States Postal Service.

LESSOR:     Ms. Jeri L. Edwards             Mr. Dan A. Hendrick
            Nationwide Insurance Company    Irwin & Hendrick, Ltd.
            One Nationwide Plaza            2299 Pearl Street, Suite 400
            Columbus, OH 43216              Boulder, CO 80302

LESSEE:     Mr. B. John Miller
            BioStar, Inc.
            6655 Lookout Road
            Boulder, CO 80301

XXIII.   TIME OF THE ESSENCE

         Time is of the essence hereof.

XXIV.    QUIET ENJOYMENT

         The Lessor represents and warrants that:

         1.      The Lessor has the right to enter into and make this Lease.

         2. The Lessee, upon paying the rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the term herein demised peacefully and quietly have, hold and enjoy the Premises.

         3. To Lessors knowledge the Premises are now free from all encumbrances except mortgages of record and those items that do not affect the contemplated use of the Premises. However, the Lessee accepts the Premises subject to all zoning ordinances and regulations pertaining to the Premise, without responsibility or warranty by the Lessor.




                                      10.

XXV.     RIGHT TO INSPECT OR SHOW PREMISES

         The Lessor, or Lessor's agent and representative, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of examining the same.

         The Lessor, or Lessor's agent and representative, shall have the right to show the Premises to persons wishing to purchase or lease the same at reasonable hours. During the 90-day period prior to the expiration of this Lease, the Lessor, or Lessor's agent and representative, shall have the right to place the usual "to let" or "for sale" notices on the Premises, and the Lessee agrees to permit the same to remain thereon without hindrance or molestation.

XXVI.    MISCELLANEOUS

         1. This Lease has been executed and delivered in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado.

         2. The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Lease.

         3. The covenants and agreements herein contained shall be binding upon and inure to the benefit of the Lessor, its personal representatives, heirs, successors and assigns, and the Lessee, its personal representatives, heirs, successors and assigns.

         4. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, when the sense requires.

         5. All pronouns and any variation thereof shall be deemed to refer to the neuter, masculine, feminine, singular an plural as the identity of the Lessor or Lessee requires.

XXVII.   NO WAIVER

         No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at time of acceptance of such rent.

XXVIII.  ATTORNEY'S FEES

         In case suit shall be brought to enforce any provisions of this Lease, the prevailing party shall (in addition to other relief granted) be awarded all reasonable attorneys' fees and costs resulting from such litigation.





                                      11.

XXIX.    MEMORANDUM OF LEASE

         Either Party, upon request from the other party, shall execute in recordable form a short form Memorandum of Lease, which Memorandum of Lease shall only contain the names of the parties and the dates of commencement and termination of the term of this Lease (or any options which may be granted hereunder), and the legal description of the Premises.

XXX.     CONSUMER PRICE INDEX RENTAL ADJUSTMENT

         [INTENTIONALLY OMITTED]

XXXI.    TRIAL WAIVER

         Lessor, Lessee, guarantors and general partners of Lessee waive trial by jury in any action, claim or counterclaim brought in connection with any mater arising out of or in any way connected with this Lease, the Landlord-Tenant relationship, Lessee's use or occupancy of the premises or any claim of injury or damage.

XXXII.   ADDITIONAL PROVISIONS

         1.    BASE RENTAL SCHEDULE

November 1, 1992 - April 30, 1993                  $0 Per Month
May 1, 1993 - April 30, 1994                       $23,080.63 Per Month
May 1, 1994 - April 30, 1995                       $23,773.04 Per Month
May 1, 1995 - April 30, 1996                       $24,486.24 Per Month
May 1, 1996 - April 30, 1997                       $25,220.82 Per Month
May 1, 1997 - April 30, 1998                       $25,977.45 Per Month

                 *Note:

                 Lessee shall pay net expenses during the six month free rent period. The six month free rent period shall begin at such time BioStar occupies any portion of the building. The above rental schedule shall adjust accordingly if occupancy is before or after November 1, 1992.

         2. Lessor shall pay for the first $300,000 of tenant alteration. Lessee shall pay for any required tenant alteration costs above $300,000. The final alteration plans and contractor shall be mutually agreed upon.

         3. Required fire sprinklers for the building shall not count as part of the $300,000 allowance and shall be the responsibility of the Lessor to have installed and pay for.



/s/ Robert H. McNaghten
------------------------------------------     ---------------------------------
LESSOR:  Nationwide Life Insurance Company     LESSEE:  BioStar, Inc.





                                      12.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
I.       Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

II.      Term of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

III.     Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

IV.      Option to Renew  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

V.       Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

VI.      Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

VII.     Payment of Taxes; Common Area Expenses; and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

VIII.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

IX.      Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

X.       Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

XI.      Assignments and Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

XII.     Liability of Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

XIII.    Occupational Safety and Health Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

XIV.     Maintenance and Alterations to Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

XV.      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

XVI.     Destruction of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

XVII.    Default Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

XVIII.   Interest on Past Due Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

XIX.     Hold Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

XX.      Subordination and Estoppel Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

XXI.     Surrender of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

XXII.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

XXIII.   Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

XXIV.    Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

XXV.     Right to Inspect or Show Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

XXVI.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

XXVII.   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

XXVIII.  Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XXIX.    Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XXX.     Consumer Price Index Rental Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE
XXXI.    Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XXXII.   Additional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                                      ii.

                                   AGREEMENT



     This agreement relates to the Net Lease Agreement dated September 10, 1992 between Nationwide Insurance Company (Lessor) and BioStar, Inc. (Lessee). Due to the extended construction time needed for Tenant Improvements, the commencement and termination dates of this Lease shall be changed as follows:

PARAGRAPH II.     TERM OF LEASE

     Shall be changed to start on February 15, 1993 and terminate on August 31, 1998.

PARAGRAPH XXXII.     ADDITIONAL PROVISIONS

1.      BASE RENTAL SCHEDULE
        --------------------
February 15, 1993 - August 15, 1993                 $   -0-      Per Month
August 15, 1993 - August 31, 1994                     23,080.63  Per Month
September 1, 1994 - August 31, 1995                   23,773.04  Per Month
September 1, 1995 - August 31, 1996                   24,486.24  Per Month
September 1, 1996 - August 31, 1997                   25,220.82  Per Month
September 1, 1997 - August 31, 1998                   25,977.45  Per Month




AGREED AND ACCEPTED THIS 12TH DAY OF FEBRUARY, 1993

LESSOR:  NATIONWIDE LIFE              LESSEE:  BIOSTAR, INC.
         INSURANCE COMPANY


/s/ Robert H. McNaghten                 /s/ Teresa W. Ayers
------------------------------        ------------------------------
Robert H. McNaghten
Vice President